Exhibit 10.2

NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (this “Agreement”), dated as of March __, 2026 (the “Execution Date”), is entered into by and between ADITXT, INC., a Delaware corporation (the “Company”), and each of the buyers listed on the Issuance Schedule attached hereto (each, a “Buyer” and collectively, the “Buyers”). Each capitalized term used herein shall have the meaning ascribed thereto in Section 7 below, or as otherwise defined herein. Pursuant to this Agreement, 10% original issue discount promissory notes (collectively, the “Notes” and each individually, a “Note”) are being sold on the terms set forth in the Transaction Documents (as defined below). The aggregate principal amount of the Notes shall be $3,194,444.44.

WHEREAS, the Company and the Buyer are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the rules and regulations as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933 (the “Securities Act”); and

WHEREAS, the Buyer desires to purchase and the Company desires to issue and sell, upon the terms and conditions set forth in this Agreement, a promissory note of the Company, in the form attached hereto as Exhibit A, in the principal amount as set forth on the Issuance Schedule attached hereto (such note, together with any note(s) issued in replacement thereof or as a dividend thereon or otherwise with respect therto in accordance with the terms thereof, the “Note”); and

WHEREAS, as an inducement to enter into this Agreement, the Company has agreed to register the shares of Common Stock (the “Warrant Shares”), issuable upon exercise of the Company Common Stock Purchase Warrants currently held by each Buyer and its affiliates described on Exhibit B (the “Warrants”).

NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Buyers hereby agree as follows:

1.	PURCHASE AND SALE OF NOTES.

(a) Closing. On the Closing Date (as defined below), the Company shall sell and issue to each Buyer and each Buyer shall purchase its Note in such principal amount, and for such funding price, set forth opposite such Buyer’s name on the Issuance Schedule under “Closing” (the “Closing”). The aggregate funding amount from all Buyers shall collectively be $2,875,000.00 for the Closing (the “Company Funding Amount”), as more particularly set forth on the Issuance Schedule. The date on which a Buyer funds its Note shall be the “Funding Date” for such Buyer.”

(b) Closing Date. The date of the issuance and sale of the Note constituting the Closing pursuant to this Agreement (the “Closing Date”) shall be the Execution Date.

(c) Form of Payment. On the Funding Date, each Buyer shall deliver its respective funding amount by wire transfer of immediately available funds, in accordance with the Company’s written wiring instructions.

(d) Several Obligations. The obligations of each Buyer under this Agreement are several and not joint with the obligations of any other Buyer. No Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under this Agreement. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity. Each Buyer shall be entitled to protect and enforce its rights arising out of this Agreement, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

2.	REPRESENTATIONS AND WARRANTIES OF THE BUYERS. Each Buyer, severally and not jointly, represents and warrants to the Company that:

(a) Authorization; Enforcement. This Agreement has been duly and validly authorized by such Buyer. This Agreement has been duly executed and delivered on behalf of such Buyer, and this Agreement constitutes a valid and binding agreement of such Buyer enforceable in accordance with its terms.

(b) Accredited Investor Status. Such Buyer is (i) an “accredited investor” as that term is defined in Rule 501 of the General Rules and Regulations under the Securities Act by reason of Rule 501(a)(3) (an “Accredited Investor”), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its Affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the Notes.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each Buyer that as of the Execution Date and as of each Closing Date and as of each Funding Date (or as of such other time expressly specified below):

(a) Corporate Governance Compliance:

(i) Issuance of Note. The Note has been duly authorized and is being validly issued to the Buyer.

(ii) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents. The execution and delivery of this Agreement and the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required. Each of this Agreement and the other Transaction Documents has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(iii) No Conflicts. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (a) result in a violation of the Company’s or any Subsidiary’s certificate or articles of incorporation, by-laws or other organizational or charter documents, (b) conflict with, or constitute a material default of, any agreement, indenture, instrument or any “lock-up” or similar provision of any underwriting or similar agreement to which the Company or any Subsidiary is a party, or (c) result in a violation of any federal, state or local law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any Subsidiary.

(b) SEC and Offering Compliance:

(i) Brokers. No broker or finder is entitled to a commission or fee payable by the Company or for which any Buyer could become liable in connection with the transactions contemplated by this Agreement, and the Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder’s fees, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby. Any and all fees due to any brokers or finders shall be paid and satisfied solely by the Company at or prior to the Closing, and the Company shall indemnify and hold harmless the Buyer from any claims by any broker or finder claiming a right to payment based on any agreement or arrangement with the Company.

(ii) Regulation D Compliance. With respect to Notes to be offered and sold hereunder, and subject to and in reliance on the Buyers’ representations and warranties made in Section 2, the Company will satisfy all of the applicable requirements of compliance with Rule 506 under the Securities Act.

(iii) Transfer Taxes. On the Closing Date, all transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Notes to be sold to the Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(c) Operations Related:

(i) SEC Reports; Financial Statements. The Company has timely filed, or the Company has received a valid extension of such time of filing and has filed prior to the expiration of such extension, all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(ii) Absence of Certain Changes. Except as disclosed in the SEC Reports or in Schedule 3(c), since the date of the latest financial statements included within the SEC Reports, there has been no material adverse change in the business, properties, operations, financial condition or results of operations of the Company or its Subsidiaries, taken as a whole.

(iii) Breach of Representations and Warranties by the Company. If the Company breaches any of the representations or warranties set forth in this Section 3 in any material respect, and in addition to any other remedies available to the Buyer pursuant to this Agreement, it will be considered an “Event of Default” under the Note.

4.	GENERAL COVENANTS.

(a) Use of Proceeds. The Company shall use the proceeds from the sale of the Note solely to pay the specific obligations listed on Schedule 4(a), in the exact payoff amounts set forth on Schedule 4(a) (the “Specified Payoffs”) and any remaining proceeds for general working capital purposes and as set forth on Schedule 4(a).

(b) Indemnification. Each party hereto (an “Indemnifying Party”) agrees to indemnify and hold harmless each other party (and, in the case of the Buyers, each Buyer severally and not jointly) along with its officers, directors, employees, and authorized agents, and each Person or entity, if any, who controls such party within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or the rules and regulations thereunder (an “Indemnified Party”) from and against any Damages, joint or several, and any action in respect thereof to which the Indemnified Party becomes subject to, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of the Indemnifying Party contained in this Agreement.

(c) Certain Expenses and Fees. The Company shall pay all taxes and duties levied in connection with the delivery of the Note to the Buyer. In addition, the Company shall pay/reimburse the legal fees of the Lead Buyer of $20,000.00 via a direct payment to the Lead Buyer’s legal counsel immediately upon the Lead Buyer’s Execution Date. Alternatively, the Lead Buyer may withhold it from its portion of the Company Funding Amount.

5.	SPECIAL COVENANTS.

(a) Prohibition on MCA Debt. While any portion of the Note is owed and outstanding, the Company shall not borrow or draw funds under any merchant cash advance or similar cash flow–based financing arrangement.

(b) Filing of Current Report. The Company agrees that it shall, within the time required under the Exchange Act, file with the SEC a report on Form 8-K relating to the transactions contemplated by, and describing the material terms and conditions of, this Agreement (the “Current Report”).

(c) Mandatory Registration. The Company shall, on the later of (i) 30 days after the Closing Date or (ii) five days after the date on which it receives and files with the SEC all financial information required relating to any acquisitions completed within two weeks of the Closing Date, prepare and file with the SEC a registration statement on Form S-1 (or, if then available to the Company, on Form S-3 or any successor short-form registration statement) (the “Registration Statement”) covering the resale, on a continuous basis pursuant to Rule 415 under the Securities Act, of all shares of the Warrant Shares, including any Warrant Shares issuable as a result of adjustments in accordance with the terms of the Warrants. The Company shall use its reasonable best efforts to cause the Registration Statement to be declared effective by the SEC as soon as practicable after filing and, in any event, no later than 60 days after the Closing Date. The Company shall promptly notify each Buyers of the effectiveness of the Registration Statement. The Company shall use its reasonable best efforts to keep the Registration Statement continuously effective and the related prospectus current and usable for the resale of the Warrant Shares by the Buyers at prevailing market prices or in privately negotiated transactions, as each Purchaser may elect, until the earliest to occur of (i) the date on which all Warrant Shares covered by the Registration Statement have been sold by each of the Buyers, or (ii) the second anniversary of the effective date of the Registration Statement. The Company shall bear and pay all reasonable expenses incurred in connection with the preparation, filing, and maintenance of the Registration Statement, and shall provide each of the Buyers with customary indemnification and contribution in connection with the Registration Statement and the offering and sale of the Warrant Shares thereunder.

(d) Violation of Covenants. No violation of any covenants set forth in Section 4 above, this Section 5, or any other provisions set forth in this Agreement shall constitute a breach or an "Event of Default" under the Note unless and until such violation remains uncured after the expiration of any applicable cure period, if any, following written notice from the Buyer, if such notice is required, specifying the nature of such violation. .

6.	GOVERNING LAW; MISCELLANEOUS.

(a) Governing Law/Jurisdiction/Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws. Each party hereby irrevocably submits that any dispute, controversy or claim arising out of or relating to this Agreement, shall be submitted to the exclusive jurisdiction of the state courts of the State of Delaware and the United States District Court for the District of Delaware. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(b) JURY TRIAL WAIVER. THE COMPANY AND THE BUYER HEREBY WAIVE A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THE TRANSACTION DOCUMENTS.

(c) Counterparts; Signatures by Electronic Mail. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by electronic mail transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

(d) Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

(e) Severability. In the event that any provision of this Agreement or of any of the Transaction Documents is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

(f) Entire Agreement; Amendments. This Agreement and the instruments referenced herein, and the Transaction Documents, contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the Company and the holders of at least a majority of the aggregate outstanding principal amount of the Notes then outstanding; provided, however, that no amendment or waiver that would adversely affect the rights of any Buyer in a manner different from other Buyers may be made without the written consent of such adversely affected Buyer.

(g) Notices. Any notices, consents, demands, requests, waivers or other communications required or permitted to be given under the terms of this Agreement or the Notes must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by electronic mail (provided that such sent email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such e-mail could not be delivered to such recipient; or (iii) one (1) Trading Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The mailing addresses and e-mail addresses for such communications shall be:

If to the Company:

Aditxt, Inc.

2569 Wyandotte Street, Suite 101

Mountain View, CA 94043

E-mail: [*]; [*]; [*]

Attention: [ ]

With a copy to (which shall not constitute notice or service of process):

[ ]

[ ]

[ ]

Email:

Attention:

If to the Buyers: As provided for on the Issuance Schedule

Either party hereto may from time to time change its address or e-mail for notices under this Section 6(g) by giving at least 10 days’ prior written notice of such changed address to the other party hereto.

(h) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor any Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other parties. Notwithstanding the foregoing, each Buyer may assign its rights hereunder to any person that purchases its Note in a private transaction from such Buyer or to any of its "affiliates," as that term is defined under the Exchange Act, without the consent of the Company.

(i) Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto, and the Affiliates of Buyer, and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(j) Survival. The representations and warranties of the Company and the agreements and covenants set forth in this Agreement shall survive the Closings hereunder as well as the termination/satisfaction of the Note for the longest period allowable under applicable law. The Company agrees to indemnify and hold harmless each Buyer and all its officers, directors, employees and agents for loss or damage arising as a result of or related to any breach by the Company of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement, including advancement of expenses as they are incurred. Each Buyer, severally and not jointly, agrees to indemnify and hold harmless the Company and all its officers, directors, employees and agents for loss or damage arising as a result of or related to any breach by such Buyer of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement, including advancement of expenses as they are incurred.

(k) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(l) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m) Remedies.

(i) The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to any Buyer by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement, that any Buyer shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Agreement and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.

(ii) In addition to any other remedy provided herein or in any document executed in connection herewith, the Company shall pay each Buyer for all costs, fees and expenses in connection with any arbitration, litigation, contest, dispute, suit or any other action to enforce any rights of such Buyer against the Company in connection herewith, including, but not limited to, costs and expenses and attorneys’ fees, and costs and time charges of counsel to such Buyer.

(n) Publicity. The Company and each Buyer shall have the right to review for a reasonable period of time before issuance of any press releases, SEC, Trading Market, or FINRA filings, or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of each Buyer, to make any SEC, Trading Market or FINRA filings with respect to such transactions as is required by applicable law and regulations (although the Buyer shall be consulted by the Company in connection with any such press release prior to its release and shall be provided with a copy thereof to the extent practicable).

7.	DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings specified or indicated (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through ownership of voting securities, by contract or otherwise.

“Common Stock” means the common stock of the Company, par value $0.001 per share.

“Common Stock Equivalent” means any securities of the Company entitling the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Damages” shall mean any loss, claim, damage, liability, cost and expense (including, without limitation, reasonable attorneys’ fees and disbursements and costs and expenses of expert witnesses and investigation).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Lead Buyer” shall mean C/M Capital Master Fund, LP, or its affiliated entities.

“Person” means an individual, a corporation, a partnership, an association, a trust or other entity or organization, any other entity, including a government or political subdivision or an agency or instrumentality thereof.

“Subsidiary” or “Subsidiaries” means any Person in which the Company, directly or indirectly, owns or controls more than 50% of the outstanding voting securities or similar voting interests, or otherwise has the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Trading Day” shall mean a day on which the Trading Market shall be open for business.

“Trading Market” means the Nasdaq Capital Market.

“Transaction Documents” shall mean this Agreement, the Note and all schedules and exhibits hereto and thereto.

Signature Page Follows

IN WITNESS WHEREOF, the Buyer and the Company have caused their respective signature page to this Note Purchase Agreement to be duly executed as of the Execution Date.

COMPANY:

ADITXT, INC.

By:
Name:
Title:

BUYER:

[C/M CAPITAL MASTER FUND, LP]

By:
	Name:	Thomas Walsh
	Title:	General Partner

Add Signatories

Signature Page to Note Purchase Agreement

ISSUANCE SCHEDULE

Buyer	Face Value of Note	Funding Amount
C/M CAPITAL MASTER FUND, LP Email: Address: Attention:	$[ ]	$[ ]*
[ ] Email: Address: Attention:	$[ ]	$[ ]
[ ] Email: Address: Attention:	$[ ]	$[ ]
[ ] Email: Address: Attention:	$[ ]	$[ ]

Shall collectively be net $20,000 subject to the Company’s reimbursement/direct payment at the Closing to the Lead Buyer’s legal counsel for legal fees/transaction expenses on the Lead Buyer’s behalf as contemplated by Section 4(c) of the Agreement.

Schedule 4(a)

[To come]

EXHIBITS

EXHIBIT A – FORM OF NOTE

EXHIBIT B – DESCRIPTION OF WARRANTS

EXHIBIT A

FORM OF NOTE

[Attached.]

Exhibit A

EXHIBIT B

DESCRIPTION OF WARRANTS

Warrant Holder	Issuance Date	Number of Warrant Shares

Exhibit B